SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) December 31, 1994
                                                     -----------------

                      Commission File Number 33-43508
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                      NORTH ATLANTIC ENERGY CORPORATION
                    ---------------------------------
           (Exact name of registrant as specified in its charter)


               NEW HAMPSHIRE                      06-1339460
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     (State of other jurisdiction of          (I.R.S Employer
      incorporation or organization)         Identification No.)


      1000 ELM STREET, MANCHESTER, NEW HAMPSHIRE         03105
     ------------------------------------------------------------------
       (Address of principal executive officers)      (Zip Code)


                             (603) 669-4000
                             --------------
           (Registrant's telephone number, including area code)

                             Not Applicable
                             --------------
     (Former name of former address, if changed since last report)

Item 5.   Other Events

1.   Nuclear Operations

     Overall capacity factors for the five nuclear power plants operated by subsidiaries of Northeast Utilities in 1994 fell to 67.5%, compared to 80.8% in 1993. A summary of these results follows:

                             1994 Actual     1994
          Unit              (Preliminary)    Goal

Connecticut Yankee             75.4%          90.0%
Millstone Unit One             58.3%          72.1%
Millstone Unit Two             48.2%          72.9%
Millstone Unit Three      94.0%        87.3%
Seabrook                       61.6%          74.7%
Five unit average              67.5%          79.4%

 The lower 1994 composite capacity factor was primarily the result of extended refueling and maintenance outages at Millstone Unit 1, Millstone Unit 2 and Seabrook nuclear power plants.

 On October 1, 1994, Millstone 2 began a planned refueling and maintenance outage that was originally scheduled for 63 days. Millstone 2 is 100% owned by NU's subsidiaries The Connecticut Light and Power Company (CL&P)and Western Massachusetts Electric Company (WMECO). The outage has encountered several unexpected difficulties which have lengthened the duration of the outage. The magnitude of the schedule impact is currently under review, but the outage is presently expected to last through at least early March. CL&P expects that replacement power costs in the range of $5 million per month will be attributable to the extension of the outage. Recovery of these costs will be subject to scrutiny by the DPUC.

 The Nuclear Regulatory Commission's (NRC) latest Systematic Assessment of Licensee Performance (SALP) report for the Millstone Station, issued August 26, 1994, noted significant weaknesses in Millstone 2's operations and maintenance, in particular, but also observed that the unit had been operated in a safe manner. In a recent public statement, a senior NRC official expressed disappointment with the continued weaknesses in Millstone 2's performance.

 Management believes that the primary cause of the NRC's disappointment with Millstone 2's performance is that, despite its recognition that there has been significant management attention and action over a period of years, the NRC does not believe it has seen enough objective evidence of improvement in reducing procedural non-compliances and other human errors.

 Management has acknowledged the basis for the NRC's concern with Millstone 2 and has been devoting increased attention to resolving these issues. If the NRC continues to have these or heightened concerns, CL&P and WMECO could be required to expend additional monies to remedy such problems, in amounts not now determinable but which could be significant.










                                SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          NORTH ATLANTIC ENERGY CORPORATION
                          ---------------------------------
                                     Registrant




Date  January 10, 1995         By /s/ Bernard M. Fox
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                                 Bernard M. Fox
                                 Vice Chairman and Chief Executive
                                 Officer, and Director